UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2013 (July 1, 2013)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Parkway S., Suite 600, Houston, Texas		77099
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 13, 2013, David L. Hatcher adopted a prearranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Rule 10b5-1 Plan”). During the term of the Rule 10b5-1 Plan, Mr. Hatcher was permitted to sell up to 1,000,000 shares of KMG Chemicals, Inc. (“KMG”) common stock, with such sales subject to a limited percentage of average daily trading volume. Sales of stock under the Rule 10b5-1 Plan was allowed to commence on March 15, 2013 and was to continue until the Rule 10b5-1 Plan expired on the earlier to occur of (i) March 14, 2014 or (ii) the date on which Mr. Hatcher sold all of the shares covered by the Rule 10b5-1 Plan.

On July 1, 2013, Mr. Hatcher signed a letter of termination of his Rule 10b5-1 Plan, pursuant to paragraph 2 of the agreement. The termination is effective July 2, 2013. A copy of the termination letter is attached as Exhibit 10.30.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.30	Letter of Termination dated July 1, 2013 of Rule 10b5-1 Trading Plan originally dated March 13, 2013 between David L. Hatcher and Knight Capital Americas LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date July 2, 2013
Name:	John V. Sobchak
Title:	Vice President & CFO